UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

a.k.a. Brands Holding Corp.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	87-0970919 (I.R.S. Employer Identification No.)

100 Montgomery Street, Suite 1600 San Francisco, California (Address of principal executive offices)	94104 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.001 par value	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-259028

Securities to be registered pursuant to Section 12(g) of the Exchange Act: None

Item 1. Description of Registrant’s Securities to be Registered.

The description of the common stock, par value $0.001 per share, of a.k.a. Brands Holding Corp., a Delaware corporation (the “Registrant”), as included under the caption “Description of Capital Stock” in the Prospectus forming a part of the Registrant’s Registration Statement on Form S-1, as amended, originally filed with the Securities and Exchange Commission (the “Commission”) on August 24, 2021 (Registration No. 333-259028), including exhibits, and as may be subsequently amended from time to time (the “Registration Statement”), is incorporated by reference herein. In addition, the above referenced description included in any Prospectus relating to the Registration Statement filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, that constitutes part of the Registrant Statement shall be deemed to be incorporated by reference herein.

Item 2. Exhibits.

Under the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed herewith or incorporated by reference because no other securities of the Registrant are registered on The New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: September 22, 2021

a.k.a. Brands Holding Corp.
(Registrant)

By:	/s/ Jill Ramsey
Name: Jill Ramsey
Title: Chief Executive Officer